Ridgefield Bank FOUNDED 1871
A DIVISION OF FAIRFIELD COUNTY BANK CORP.

November 29, 2004

Mr. Stephen Hicks
Petals Decorative Accents, LLC
Southridge Holdings, LLC
90 Grove Street, Suite 206
Ridgefield, CT 06877

Dear Mr. Hicks:

Fairfield County Bank Corp. (hereinafter referred to as "Lender") has approved your application for a commercial loan subject to and conditioned upon the following terms and conditions:

1. **Borrower:** Petals Decorative Accents, LLC and Southridge Holdings, LLC, jointly and severally (hereinafter referred to collectively as the "Borrower").

2. **Guarantor:** Stephen Hicks (hereinafter referred to as the "Guarantor").

3. **Loan Amount:** One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00).

4. **Loan Type:** Commercial Revolving Line of Credit.

5. **Loan Term, Amortization and Monthly Payment:** This is a revolving line of credit payable on demand with a final maturity date five (5) years after the closing of this Loan. The Lender shall advance and readvance sums to the Borrower up to a maximum aggregate amount of $1,500,000.00. The Borrower shall make monthly payments of interest only, in arrears, on all amounts advanced. The Borrower shall repay all outstanding principal, accrued interest and any other charges on demand or at the final maturity date. In addition, the Loan is subject to an annual thirty (30) day "clean up" provision whereby all sums advanced must be paid in full and a zero balance maintained for a period of thirty (30) days annually.

6. **Interest Rate:** Interest will be charged at a floating rate calculated by adding one percent (1.00%) ("Margin") to an "Index". The Index for this Loan is the "Prime Rate" as published in *The Wall Street Journal* Eastern Edition. If this Loan does not close within thirty (30) days from the date hereof, the Lender shall have the right to change the Margin and Interest Rate for this Loan in accordance with market conditions on such later date.

7. **Fees:** All Fees are due and payable upon the Borrower's acceptance of the Commitment. These fees are non-refundable.

a) **Origination Fee:** $7,500.00, (one half percent of the Loan Amount);
b) **Annual Fee:** $500.00 (payable on anniversary dates);
c) **Flood Certification Fee:** $13.00, (see attached);
d) **Appraisal Fee:** None; and
e) **Environmental Screening/ Insurance Fee:** None.

8. Collateral: The Loan will be secured by the following, subject to the Lender's standard terms and conditions:

a) A security agreement and UCC-1 financing statement creating a first lien on all business assets of the Borrower (Petals Decorative Accents, LLC);
b) A second mortgage on twelve commercial condominium units known as Executive Pavilion Condominium, Units 01, 03, 105, 108, 109, 201, 202, 203, 204, 205, 206 and 207, 90 Grove Street Ridgefield Connecticut, (only behind a first mortgage with Lender in the amount of $1,500,000.00) and
c) An assignment of all of the leases and rents affecting the Premises.

9. Purpose: The purpose of this Loan is to provide working capital for the Borrower.

10. Prepayment: The Borrower shall have the right to make full or partial prepayments simultaneously with the regular monthly payment without penalty.

11. Additional Conditions: In addition to the foregoing terms and conditions, this Commitment is subject to the following:

a) Borrower shall provide satisfactory documentation of the ownership structure of the Borrowers that provides appropriate consideration;
b) The Borrower's monthly payment shall be auto-debited from a depository account maintained with the Lender for this purpose during the entire term of this Loan. The failure to maintain said account shall result in a one-quarter percent (0.25%) increase in the annual interest rate for this Loan;
c) Borrower will be required to submit annual Accountant prepared "Review" quality financial statement;
d) Borrower will be required to submit quarterly internally prepared financial statements;
e) Borrower will be required to submit quarterly accounts receivable and payable aging reports; and
f) Borrower shall maintain their main operating deposit accounts with Lender.

12. The Commitment: This Commitment consists of this Letter as well as the General Loan Terms (if any) and the General Conditions annexed hereto and made part hereof. The Lender's obligation to make this Loan is conditioned on the satisfaction of all conditions set forth in this Commitment. This Commitment cannot be modified except in writing signed by the Lender.

13. Expiration of Commitment: If this Loan does not close in accordance with this Commitment Letter on or before December 31, 2004 this Commitment shall expire and be of no further force and effect.

14. Acceptance: If this Commitment is acceptable, please date and sign below and return the same within seven (7) from the date hereof, together with a check payable to the Lender for the Fees. This Commitment shall not be binding upon the Lender unless and until it has received the foregoing.

Sincerely,

Eric R. Erdtmann
Vice President

Accepted and agreed to this ________day of ____________________, 2004.

Petals Decorative Accents, LLC

____________________________________ ________________
By Date
Its:

Southridge Holdings, LLC

____________________________________ ________________
By Date
Its:

______________________________ ________________
Stephen Hicks, Individually Date

FAIRFIELD COUNTY BANK CORP. COMMERCIAL COMMITMENT LETTER

Addendum of General Conditions

The Borrower's attorney should schedule the closing of this Loan through Lender's counsel: Donnelly, McNamara & Gustafson, P.C., 150 Danbury Road, P.O. Box 2006, Ridgefield, CT 06877; Tel. (203) 438-6534/ Fax (203) 438-1283. Borrower or Borrower's counsel must submit the following items for review to Lender's counsel before a closing will be scheduled:

1. **Title Insurance.** Receipt of a signed policy of title insurance at the closing, from a title insurance company acceptable to the Lender and insuring the Lender "and its successors and/or its assigns as their interest may appear" in an amount equal to the original principal of the Loan, as holder of a valid first mortgage lien in the Borrowers fee simple interest in the Premises free and clear of all liens, encumbrances and title exceptions other than those approved by the Lender. The policy shall insure against unrecorded mechanic's liens, the right of parties other than the Borrower in possession and matters disclosed by an accurate survey or physical inspection of the Premises or other survey exemptions. If appropriate, the policy must provide the following endorsements in form satisfactory to the Lender in form and substance:

   a) Affirmative Language;

   b) Environmental;

   c) Comprehensive;

   d) Variable Rate;

   e) Condominium/Planned Unit Development;

   f) Construction; and

   g) Revolving Loan.

2. **Survey.** A survey of the real property comprising the project prepared and certified by a registered land surveyor acceptable to the Lender, showing no state of facts objectionable to the Lender. Such survey shall show the location of all buildings, improvements, easements, utilities, rights of way, parking areas, street access and driveways on or affecting the real property. The surveyor's certificate shall be dated no more than thirty (30) days prior to the closing and shall be in substantially the following form:

"I hereby certify to Fairfield County Bank Corp. and (TITLE COMPANY) that as of the date hereof (a) this survey and the bounds and measurements shown hereon are substantially correct; (b) the title lines and lines of actual possession are the same; (c) all buildings and improvements are located as shown, are erected entirely within the property lines and do not encroach over or upon the street, title or building lines, or any right of way or easement on or appurtenant to the property; (d) there are no encroachments or projections on or over the property or on rights of way or easements appurtenant on adjacent lands; (e) that the buildings and improvements on this property do not violate any building or zoning regulation, covenant, deed restriction or other regulation or requirement relating to the location thereof, (f) that the survey complies in all respects with the standards of a Class A-2 survey; and (g) that no portion of the property included in the survey is located in an Inland or Tidal Wetlands area except as shown thereon." All appropriate endorsements must also be attached.

3. **Insurance.**

a) An original physical damage hazard insurance policy covering the Premises in an amount to prevent the application of any co-insurance contribution but not less than the face amount of the Loan naming Fairfield County Bank Corp. and its successors and assigns, as first mortgage holder on the subject property. In the policy the Lender must be given thirty (30) days notice of cancellation or material change. Lender shall be named as a loss payee. Coverage shall include "All Risk of Physical Loss". The policy may be obtained from a source of the Borrower's choice; however, written with a company with a current financial rating of at least "A" as per A.M. Best Insurance Rating Service. The Lender must be designated on the policy as the first mortgagee;

The additional insured/mortgagee section of the policy should read as follows:
Fairfield County Bank Corp., its successors and/or assigns (ISAOA), as its interest may appear (ATIMA) 150 Danbury Road, Ridgefield, CT 06877, Attn: Loan Servicing Dept.

b) It is the Borrower's responsibility to provide all insurance documentation both prior to closing and at the closing, even if other parties such as tenants under net leases, condominium or common interest associations are providing insurance.

c) Furthermore, the Lender is authorized and empowered, at its sole option, to collect and receive, or cause to be collected and received for its account, the proceeds from any insurance policy covering the Premises. Said proceeds shall be held and expended at Lender's sole option, for the repair, restoration, or rebuilding of the Premises or applied towards the outstanding principal of Lender's Loan.

d) Flood Insurance, including surface waters, if the properties are in HUD designated flood plains.

e) Contingent liability insurance pertaining to non-conforming properties will be required if the Premises does not conform to current zoning requirements.

4. **Environmental Requirements.**

a) A hazardous waste indemnification from the Borrower will be required at the closing.

b) The Borrower covenants and agrees to comply with all applicable environmental laws in the operation of its or its tenants businesses. Failure to do so constitutes an event of default.

c) It is understood that the Lender may require environmental studies. Should changing property use or tenancies occur or in the event of any loan extension, modification or refinancing Lender may require additional environmental studies. It is further understood that any costs or expenses related thereto will be the Borrower's responsibility.

d) It is understood that the Lender may require a Secured Creditor Impaired Property Policy of environmental insurance. The Borrower covenants and agrees to cooperate with the Lender and Insurance Provider in providing any and all information for this purpose. It is further understood that any costs or expenses related thereto will be the Borrower's responsibility. Borrower acknowledges that the environmental policy insures the interest of the Lender and does not insure the interest of the Borrower.

5. **Appraisal.** As a condition precedent to closing, a satisfactory appraisal must be submitted to the Lender. Said appraisal must be performed by an appraiser approved by the Lender, with the cost of the appraisal to be paid by the Borrower.

6. **Taxes.** All unpaid taxes, assessments and/or unmatured assessments shall be paid in full prior to the disbursement of any of the Loan proceeds, and copies or receipted bill furnished to the Lender.

7. **Expenses.** The Borrower's acceptance of this Commitment shall constitute its agreement to pay all fees, costs, charges and expenses with respect to this Loan, or its making or in any way connected thereof, including, without limiting the generality thereof, the fees and expenses of Lender's closing attorney for examination of title, survey, tenant leases, etc., and for closing the transaction, title report and title insurance costs, architect's/ engineer's inspection report, stamps as required, mortgage taxes, and any other taxes, fees and expenses payable in connection with this transaction. The Lender will not be required to pay any premium, brokerage fee or commission or similar compensation in connection with this transaction and by the Borrower's acceptance of this Commitment it agrees to defend, indemnify and hold Lender harmless against and from any and all claims for any fees, charges, taxes and compensation in connection with the Loan.

8. **Non-Assignability of Commitment.** The identity of the Borrower is of material importance to the Lender. This Commitment may not be assigned by the Borrower, nor may there be any sale or transfer of ownership of any interest of the Borrower without the Lender's prior express written approval. The Lender shall have no obligations whatever hereunder to any third party without its prior consent. .

9. **Ownership Of Borrower.** If Borrower or Guarantor is a corporation, LLC or partnership, present corporate stockholders and officers, members and managing members or general and limited partners, respectively, may not change in any manner during the term of the Loan without Lender's consent. At closing, Borrower will submit a list of (a) all stockholders and officers, and the shares held by each, (b) members and managing members, or (c) all general and limited partners, and the interest in the partnership held by each, the same to be certified as correct by the Secretary or a General Partner of Borrower respectively, and (d) Borrowing Resolution, (e) Certificate of Existence and (f) Federal Tax Identification Number. If Borrower or Guarantor is a corporation, LLC, partnership or other entity, appropriate authorizing resolutions together with an opinion of Borrower's counsel that Borrower is validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, whichever is applicable, with adequate power to enter into the Loan.

10. **Zoning Compliance, etc.** The Lender shall be furnished with evidence satisfactory to it that the property complies in all respects with zoning, environmental, and all other governmental or administrative requirements or regulations. The Lender shall receive a written opinion or opinions of Borrower's counsel satisfactory to Lender's counsel in form and substance with respect to the foregoing and regarding such other matters incidental to the Loan as Lender or its counsel may require.

11. **Hold Harmless Agreement.** The Borrower shall be exclusively responsible for any brokerage commission or fee which may be claimed or be payable in connection with the issuance of this Commitment or the making of the Loan, and the Borrower hereby agrees to indemnify the Lender and hold the Lender harmless from and against any such claim.

12. Opinion of Borrower's Counsel. Borrower shall obtain from its counsel an opinion satisfactory to the Lender and its counsel indicating the following:

a) The Loan documents are duly authorized and, when executed, shall create a valid lien on the Premises and shall be valid and binding obligations of the Borrower and Guarantor, enforceable in accordance with their respective terms, subject only to any applicable bankruptcy, insolvency, reorganization and moratorium law, or other laws affecting creditors' remedies in general.

b) Borrower and Guarantor each have full power and/ or capacity to perform their obligations with respect to the Loan.

c) To the best of counsel's knowledge, there is no pending litigation, administrative or other proceedings, the outcome of which could materially and/or adversely affect the Borrower.

d) All state, local and federal agencies having jurisdiction over the Premises have approved the use to which the Premises is or will be put including, without limitation, planning, zoning, inland wetlands, Department of Transportation and Department of Environmental Protection (and there are no violations of any of those matters).

e) To the best of counsel's knowledge, the Loan will not violate or be in conflict with or constitute a default under any of the Borrower's obligations, guarantees, indebtedness, notes, bonds, indentures or other agreements to which the Borrower is a party.

13. Title to Premises. The titled owner of the Premises at the time of closing will represent that it owns the property in fee simple and will sign on all loan documents as Borrower and will be subject to all the terms as set forth in this Commitment and any other provisions as required by the Lender or its counsel. The Borrower represents that it owns or will own the Premises in fee simple at closing.

14. Leases. Prior to closing, the Borrower must submit both a copy of all lease agreements effecting the Premises and a schedule listing the parties to each lease, the date of the lease, and the portion of the Premises to which each lease pertain.

15. Assignment of Rents/Leases. Said assignment by the Borrower to the Lender of all present and future rents and/or leases affecting space in the property in form and substance satisfactory to Lender and its counsel.

16. Corporate Authority. If necessary, copies of all appropriate resolutions and such other corporate, limited liability company, partnership, or other business entity documents as may be required by the Lender or its counsel, authorizing the Loan transaction and related acts, certified by an appropriate member, and evidence satisfactory to Lender's counsel that the Borrower is duly incorporated and in good standing with the Secretary of State of its incorporation.

17. Accuracy. The issuance of this Commitment is based upon the accuracy of the representations and statements of the applicant. The Lender shall have the option, in addition to other options elsewhere specified, to terminate its Commitment by written notice, if there shall be any material misrepresentation on this statement or any material error in the factual data, or if prior to disbursements of the Lender's funds (a) there shall have been a material adverse change in the state of facts indicated therein, or (b) there shall have been substantial damage to the land or buildings or undue settlement of the improvements, or (c) the buildings are not in a tenantable

condition, or (d) the buildings shall have structural deficiency, or (e) the applicant(s) (or if applicant is a corporation or incorporate group, the principal sponsors) have become insolvent, bankrupt or incapacitated.

18. Inspections. Prior to closing and from time to time during the term of the Loan, as requested by Lender, Borrower shall grant, or if required, secure permission for Lender to enter upon and inspect the Premises and the project, the condition of which must be in all respects satisfactory to Lender.

19. Loan Documentation. Lender's counsel will prepare all Loan Documents, including promissory notes, mortgage deeds, security agreements, assignments of leases, guaranty agreements, environmental indemnity agreements, borrower's certification, commercial loan statement, and waiver of attachment.

20. Financial Statements. Within one hundred and twenty (120) days following the close of each fiscal year of Borrower, Borrower and Guarantor shall furnish Lender with tax returns for the prior fiscal year together with the financial statements of the business/corporation and personal financial statements of the individual Borrower and Guarantor, both in form satisfactory to Lender. Borrower and Guarantor to sign authorization for their accountant to forward financial information directly to Lender.

21. Reliance by Lender. The Lender has relied on the all of the information, representations and statements made and the plans, specifications and other documents submitted by the Borrower to the Lender as part of the Loan application.

22. Waivers. The Borrower waives its right to jury trial and notice of attachment.

23. Loan Closer Contact. Debbie Dolan is your contact at the Lender's office, located at 150 Danbury Road, Ridgefield, CT 06877-0950, phone (203) 431-7454, and fax (203) 438-0831. Please contact her to make any necessary closing arrangements. It is the responsibility of the Borrower's closing attorney to comply with the requirements of the Lender. Should there be any questions regarding these requirements, please contact the Lender prior to the closing so there is ample time to review the matter.

24. Survival of Commitment. The terms of this Commitment Letter shall survive the closing of title and shall be supplementary to the terms of the Loan Documents.

25. Other.

a) It is the intent of all parties to this agreement that the terms and conditions expressed herein shall survive the closing of this Loan and are to remain in full force and effect until the retirement of the principal balance of this Loan plus all accumulated interest.

b) This Commitment may be amended only in writing executed by Lender and accepted by Borrower.

c) This Commitment constitutes the entire obligation of Lender and no covenant, promise, agreement or undertaking of any kind or nature not specifically set forth herein shall be binding upon Lender.

d) Certification by the Borrower that the transaction is a commercial transaction within the meaning of the Federal and State Consumer Protection Act and for the purposes of any other State or Federal Law or Regulation which differentiates between "Commercial" and "Consumer" transactions.

e) Waiver of rights by Borrower pursuant to Connecticut General Statutes Section 52-278F, as amended concerning prejudgment remedies on commercial transactions.

f) Without the prior written consent of Lender, Borrower may not, during the term of the Loan, pledge as security for other loans any of the Premises or any other collateral covered by Lender's lien or any collateral securing any guaranty.

g) If at any time after the issuance of the Commitment Letter the ownership of any of the collateral is not vested solely in the Borrower, the Lender shall have the additional right to amend the Commitment Letter so that all equitable and legal owners of all of the collateral are to be Borrowers under the terms of the Loan.

h) The Lender reserves the right to require additional loan documentation, opinions, and agreements as necessary to secure the Lender and enforce the terms of this Commitment.

This Commitment shall not become effective unless the enclosed copy, bearing appropriate written acceptance and the fees, are received within seven (7) days from the date of this letter. Closing must take place within thirty (30) days of the Commitment Letter date.

The documents shall be submitted to Lender's counsel and are subject to counsel's approval. The Borrower is responsible for all counsel fees. It is anticipated that the fee for Lender's counsel in reviewing all submissions, preparing the closing documents and attendance at closing shall be **$1,500.00**. This estimate is based on the expectation that there will be no time consumption other than that, which is presently contemplated. This fee may increase for extraordinary time consumption.

Please provide the name, address and telephone number of your attorney and furnish him/her with a copy of this Commitment Letter.

Name: ______________________________

Address: ______________________________

____

E-mail Address: ______________________________

Phone: ____________________ Fax: ____________________

LOAN AGREEMENT

THIS AGREEMENT, dated as of this **10th** day of **December, 2004,** is by and between **PETALS DECORATIVE ACCENTS LLC,** a limited liability company organized and existing under the laws of the State of Delaware and having a Connecticut office located at 90 Grove Street, Ridgefield, Connecticut 06877; and **SOUTHRIDGE HOLDINGS LLC,** a limited liability company organized and existing under the laws of the State of Delaware and having a Connecticut office located at 90 Grove Street, Ridgefield, Connecticut 06877 (hereinafter referred to as "Borrower") and **FAIRFIELD COUNTY BANK CORP.**, a corporation organized and existing under the laws of the State of Connecticut and having its principal office at 150 Danbury Road, Ridgefield, Connecticut, its successor and or assigns (hereinafter referred to as "Lender").

WITNESSETH:

WHEREAS, pursuant to the terms of a certain Commitment Letter to the Borrower dated November 29, 2004, the Lender intends to make a certain loan to the Borrower; and

WHEREAS, as a condition of said Commitment Letter and the Loan, the undersigned are required to observe and abide by certain covenants with regard to business operations; and

WHEREAS, the undersigned Borrower has determined that it is in the best interests of the undersigned to enter into this Agreement;

NOW THEREFORE, in consideration of your having made or making, now or in the future, loans, advances, or otherwise giving credit to the Borrower in the amount of **ONE MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($1,500,000.00)** as evidenced by a certain Commercial Line of Credit Note and Loan Agreement dated December 10, 2004 (hereinafter referred to as "Note"), the undersigned hereby agree as follows:

1. The Borrower's monthly payment under the Note evidencing the Loan shall be automatically debited from an account established and maintained by the Borrower with the Lender for this purpose.

2. The failure by the Borrower to maintain such an account with a balance adequate for this purpose shall result in a **one-quarter percent (0.25%)** increase in the interest rate until the account is replenished.

3. The provisions of the Agreement are intended to supplement the terms of the Note, Mortgage Deed, and such other documents constituting the Loan Documents, and failure to comply herewith shall be an event of default under the terms of the Loan, entitling the Lender to any and all remedies as set forth in such Loan Documents, subject to the opportunity of the Borrower to cure such defaults thereunder.

Dated at Ridgefield, Connecticut, this **10th** day of **December, 2004.**

Signed, Sealed and Delivered
in the Presence of:

PETALS DECORATIVE ACCENTS LLC

____________________ (witness as to both) By: ____________________
Stephen M. Hicks, its Manager
duly authorized

SOUTHRIDGE HOLDINGS LLC

____________________ By: ____________________
Robert R. Jewell (witness as to both)
Stephen M. Hicks, its Manager
duly authorized

STATE OF CONNECTICUT	)		
	)	**ss. Ridgefield**	**December 10, 2004**
COUNTY OF FAIRFIELD	)		

Personally appeared **PETALS DECORATIVE ACCENTS LLC,** acting herein by Stephen M. Hicks, its Manager, duly authorized, signer and sealer of the foregoing instrument, and acknowledged the same to be his free act and deed, and the free act and deed of said **PETALS DECORATIVE ACCENTS LLC,** before me,

____
Robert R. Jewell
Commissioner of the Superior Court

STATE OF CONNECTICUT	)		
	)	**ss. Ridgefield**	**December 10, 2004**
COUNTY OF FAIRFIELD	)		

Personally appeared **SOUTHRIDGE HOLDINGS LLC,** acting herein by Stephen M. Hicks, its Manager, duly authorized, signer and sealer of the foregoing instrument, and acknowledged the same to be his free act and deed, and the free act and deed of said **SOUTHRIDGE HOLDINGS LLC,** before me,

____
Robert R. Jewell
Commissioner of the Superior Court